CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 13, 2004, except for the last paragraph of Note 1 as to which the date is September 2, 2004 and Note 3 as to which the date is September 13, 2004, relating to the financial statements of Getting Ready Corporation, and to the reference to our firm under the caption "Experts" in the prospectus.



/S/Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
September 15, 2004